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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

        (1)   Registration Statement (Form S-8 No. 333-160293) pertaining to the 2009 Equity Incentive Plan and the 2009 Employee Stock Purchase Plan of AltiGen Communications, Inc.,

        (2)   Registration Statements (Form S-8 Nos. 333-156482, 3336-148404, 333-121753, 333-117000, 333-82090) pertaining to the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan of AltiGen Communications, Inc., and

        (3)   Registration Statement (Form S-8 No. 333-94783) pertaining to the 1994 Stock Option Plan, the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan of AltiGen Communications, Inc.,

of our report dated December 28, 2009, with respect to the consolidated financial statements of AltiGen Communications, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2009.

/s/ MOSS ADAMS LLP

Santa Clara, California
December 28, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM